EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS
STATEMENT FURNISHED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned is the Chief Executive Officer and Chief Financial Officer of 1847 Holdings LLC. This Certification is made pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. This Certification accompanies the Annual Report on Form 10-K of 1847 Holdings LLC for the fiscal year ended December 31, 2015

The undersigned certifies that such Annual Report on Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of 1847 Holdings LLC as of December 31, 2015

This Certification is executed as of April 14, 2016.

By:	/s/ Ellery W. Roberts
Name:	Ellery W. Roberts
Titles:	Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to 1847 Holdings LLC and will be retained by 1847 Holdings LLC and furnished to the Securities and Exchange Commission or its staff upon request.

The forgoing certification is being furnished to the Securities and Exchange Commission pursuant to § 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.